                                                                   EXHIBIT 10.32

                            WAIVER AND CONSENT LETTER

                               February 21, 2006

North Pointe Holdings Corporation
28819 Franklin Road
Suite 300
Southfield, Michigan 48057

Attention: James B. Petcoff

     Re: Amended and Restated Credit Agreement (the "Credit Agreement") dated as of January 26, 2004 by and among North Pointe Holdings Corporation ("Company"), Comerica Bank, as Agent ("Agent") and the Lenders party to the Credit Agreement ("Banks"), as amended

Dear Mr. Petcoff:

     The Company has advised the Agent and the Banks that the Company intends to: (i) form a Delaware statutory trust called NP Capital Trust I (the "Trust");
(ii) purchase all of the Trust's common interests for the sum of $620,000; (iii) cause the Trust to sell $20,000,000 of preferred interests to an unrelated third party; and (iv) sell to the Trust, for $20,620,000, junior subordinated notes of the Company in substantially the form attached as Exhibit A (all of such steps, the "Offering"). The Company will pay the expenses associated with the Offering, and is expected to receive approximately $19,000,000 of net proceeds from the Offering,

     The Offering would violate certain provisions of the Credit Agreement, including Section 7.1, as to the purchase by the Company of equity interests in the Trust and Section 7.3, as to the guaranty by the Company of the payment of amounts owed by the Trust to holders of the Trust's preferred interests, and would require that the junior subordinated notes be deemed Subordinated Debt by the Banks as set forth in Section 7.4.

     The Company has requested that the Agent and the Banks consent to the Offering and waive any Event of Default which would arise under the Credit Agreement as a result of the Offering. Based on the Agent's receipt of the approval of the Majority Banks and subject to the terms of this letter, the Banks consent to the Offering and waive any Event of Default under the Credit Agreement resulting from the Offering, including without limitation any Event of Default which would arise under the provisions of Section 7.1 (relating to the issuance of Equity Investments and relating to creation of the Trust as a subsidiary), Section 7.3 (relating to the guaranty of certain payment obligations of the Trust and Section 7.4 (relating to the issuance of Subordinated Debt).

     This Waiver and Consent shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, the Notes or any of the other Loan Documents, or to constitute a waiver or release by any of the Banks of any right, remedy or Event of Default under the Credit Agreement, the Notes or any of the other Loan Documents, except to the extent expressly set forth above. Furthermore, this Waiver and Consent shall not affect in any manner whatsoever any rights or remedies of the Banks with respect to any other non-compliance by the Company with the Credit Agreement or the other Loan Documents whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

     Except as specifically defined to the contrary herein, capitalized terms used in this Waiver shall have the meanings given them in the Credit Agreement.

                                        Very truly yours,

                                        COMERICA BANK, AS AGENT


                                        By: /s/ Michael Wooder
                                            ------------------------------------
                                        Its: Vice President

cc: Larry R. Shulman, Esq.

                                CONSENT TO WAIVER

     The undersigned hereby approves and consents to the foregoing waiver on the terms set forth in the Waiver and Consent Letter to which this Consent to Waiver is attached and, assuming approval by the requisite lenders, authorizes the Agent to execute and deliver the Waiver and Consent Letter to the Company.

                                        FIFTH THIRD BANK


                                        By: /s/ John Bebb
                                            ------------------------------------
                                        Its: V.P.

                                        Dated: February 22, 2006

                                CONSENT TO WAIVER

     The undersigned hereby approves and consents to the foregoing waiver on the terms set forth in the Waiver and Consent Letter to which this Consent to Waiver is attached and, assuming approval by the requisite lenders, authorizes the Agent to execute and deliver the Waiver and Consent Letter to the Company.

                                        JPMORGAN CHASE BANK NA,
                                        SUCCESSOR BY MERGER TO BANK ONE, N.A.


                                        By: /s/ Rick Ellis
                                            ------------------------------------
                                        Its: SVP

                                        Dated: February 22, 2006

                                    EXHIBIT A

                FLOATING RATE JUNIOR SUBORDINATED NOTE DUE 2036

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

     THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING

OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (III) OR
(V), SUBJECT TO THE RIGHT OF THE COMPANY TO REQUIRE AN OPINION OF COUNSEL AND OTHER INFORMATION SATISFACTORY TO IT AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

     THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

     THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN" OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

                        NORTH POINTE HOLDINGS CORPORATION

                 FLOATING RATE JUNIOR SUBORDINATED NOTE DUE 2036

No. 1                                                                $20,620,000

     North Pointe Holdings Corporation, a corporation organized and existing under the laws of Michigan (hereinafter called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to LaSalle Bank National Association, not in its individual capacity, but solely as Property Trustee for NP Capital Trust I, a Delaware statutory trust (the "Holder"), or registered assigns, the principal sum of Twenty Million Six Hundred Twenty Thousand Dollars ($20,620,000) or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture on March 15, 2036. The Company further promises to pay interest on said principal sum from February [___________], 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (and additional interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such, Interest Payment Date until such next succeeding Business Day), except that, if such Business Day fells in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate equal to [ ___________]% per annum through the interest payment date in March 2011 and thereafter at a variable rate equal to LIBOR plus [3.60]% per annum, together with Additional Tax Sums, if any, as provided in Section 10.5 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided, further, that any overdue principal, premium, if any, or Additional Tax Sums and any overdue installment of interest shall bear Additional Interest at a fixed rate equal to [__________]% per annum through the interest payment date in March 2011 and thereafter at a variable rate equal to LIBOR plus [3.60]% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     The amount of interest payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of this Security, to defer the payment of interest on this Security for a period of up to twenty (20) consecutive quarterly interest payment periods (each such period, an "Extension Period"), during which Extension Period(s), no interest shall be due and payable (except any Additional Tax Sums that may be due and payable). No Extension Period shall end on a date other than an Interest Payment Date, and no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. No interest shall be due and payable during an Extension Period (except any Additional Tax Sums that may be due and payable), except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at a fixed rate equal to [_________________]% per annum through the Interest Payment Date in March 2011 and thereafter at a variable rate equal to LIBOR plus [3.60]% per annum, compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or made available for payment. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on this Security, together with such Additional Interest. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided, that (i) all such previous and further extensions comprising such Extension Period do not exceed twenty (20) quarterly interest payment periods, (ii) no Extension Period shall end on a date other than an Interest Payment Date and (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Dates the Company may elect to begin a new Extension Period; provided, that (i) such Extension Period does not exceed twenty (20) quarterly interest payment periods,
(ii) no Extension Period shall end on a date other than an Interest Payment Date and (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. The Company shall give the Holder of this Security and the Trustee written notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or, so long as this Security is held by the Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities of NP Capital Trust I would be payable but for such deferral and (ii) the date on, which the Property Trustee of such Trust is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date for the payment of such Distributions.

     During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants. (2) a dividend reinvestment or stockholder stock purchase plan and (3) the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

     Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest (including any overdue installment of interest and Additional Tax Sums, if any) on this Security will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and
(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has duly executed this certificate on this ______ day of _______________, 2006.

                                        NORTH POINTE HOLDINGS CORPORATION,


                                        By:
                                            ------------------------------------
                                        Name: James G. Petcoff
                                        Title: Chairman, President & Chief
                                        Executive Officer

     This represents Securities referred to in the within mentioned Indenture.

Dated:                 2006
       ---------------,
                                        LASALLE BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                               REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under the Junior Subordinated Indenture, dated as of February [____], 2006 (the "Indenture"), between the Company and LaSalle Bank National Association, as Trustee (in such capacity, the "Trustee" which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt, the Holders of the Securities and the holders of the Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of February [_____], 2006 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to the NP Capital Trust I (the "Trust") among the Company, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     The Company may, on any Interest Payment Date, at its option and in accordance with the Indenture, on or after March 15, 2011 and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date; provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authority then required.

     In addition, upon the occurrence and during the continuation of a Special Event, the Company may, at its option and in accordance with the Indenture, redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date; provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authority then required.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

North Pointe Holdings Corporation
February 21, 2006
Page 16


     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the, purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

North Pointe Holdings Corporation
February 21, 2006
Page 17


     The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

     THIS SECURITY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).